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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Delmarva Power & Light Company on Form S-3 (File Nos. 33-63582 and 333-00505) and on Form S-8 (File Nos. 33-33810 and 333-20715) of our report dated February 7, 1997 on our audits of the consolidated financial statements of Delmarva Power & Light Company and subsidiary companies as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 24, 1997